NEW RIVER PHARMACEUTICALS

NEW RIVER PHARMACEUTICALS

Exhibit 99.1
Merrill Lynch
Healthcare Conference 2006
RJ Kirk (Chairman and CEO)
Krish Krishnan (CFO/COO)

0

Forward Looking Statements
This presentation may contain forward-looking statements that reflect management’s current views as to the Company’s clinical trials, regulatory approval process, product development,
research programs and other future events and operations. These forward-looking statements involve uncertainties and risks that are detailed in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2005, as well as other public filings with the SEC. Actual results could differ materially from these
forward-looking statements.

A platform technology yielding
proprietary products that offer significant clinical
advantages with low technical risk and
shorter development pathway, facing timely market
demand, in a favorable regulatory climate.
Investment Thesis

■
NRP104
•
New Drug Application (NDA) on NRP104 accepted by the FDA
•
$50 million milestone payment received from Shire Pharmaceuticals
•
2 of 3 clinical abuse liability studies completed and met desired objectives
•
Remaining study is ongoing and will be submitted during the review cycle
■
NRP290
•
Second Phase I/II study completed
■
NRP388
•
IND on NRP388 anticipated by end of 2Q 2006
■
NRP409
•
Preclinical studies to date met desired objectives
•
IND on NRP409 anticipated by end of 2Q 2006
Pipeline Update

NRP290

NRP290
■
A conditionally bioreversible derivative of hydrocodone
■
Potential indications: pain (moderate to moderately severe)
■
Non-clinical studies to date have met their desired objectives
■
Second Phase I/II PK clinical study on NRP290 completed
■
Difficult to recover/extract hydrolyzed hydrocodone based on results to date

NEW RIVER PHARMACEUTICALS

Analyte=Hydrocodone
Mean Conc (ng/mL)
25
20
15
10
5
0
0
4
8
12
16
20
24
Time (hr)
A
B
C
D

Treatment A	Test formulation (NRP290); Dose = 1 x 12 mg solution; 1 x 500 mg acetaminophen tablet
Treatment B	Test formulation (NRP290); Dose = 1 x 24 mg solution; 2 x 500 mg acetaminophen tablet
Treatment C	Reference Product (Vicodin®); Dose = 1 x 5/500 mg tablet
Treatment D	Reference Product (Vicodin®); Dose = 2 x 5/500 mg tablet
A Single-Dose, 4-Treatment, 4-Period, Crossover Pharmacokinetic Study to
Assess Relative Bioavailability of Two Investigational Formulations of
NRP290 (1 x 12 mg and 1 x 24 mg) solution versus Vicodin® (1 x 5/500 mg and 2 x 5/500 mg) Tablet in Fasted State Healthy Adult Volunteers.
NRP290: Multi-Dose Study

NRP290: Second Phase I study
■
Comparing hydrocodone from NRP290 (1x12mg) to Vicodin®(1x5/500mg)
•
The 90% confidence intervals for peak and overall exposure parameters of hydrocodone based on ln(Cmax), ln(AUClast) and ln(AUCinf) were within
80% to 125%. Therefore, a single dose of NRP290 12 mg is bioequivalent to the single dose of Vicodin® 5/500 mg under fasting conditions.
■
Comparing hydrocodone from NRP290 (1x24mg) to Vicodin®(2x5/500mg)
•
The 90% confidence intervals for peak of hydrocodone based on ln(Cmax)
was within 80% to 125%. The upper limit of 90% confidence intervals for overall exposure parameters of hydrocodone based on ln(AUClast) and ln(AUCinf)
were slightly higher(128.51% and 134.67%).
■
Intact NRP290 conjugates
•
No intact NRP290 conjugates observed in systemic circulation in either dose.

NRP290: Next Steps
■
Finalize Formulation on NRP290 (with and without APAP)
■
Request End-of-Phase 2 meeting with FDA in Q2/Q3 2006 to finalize efficacy and safety studies and define regulatory strategy